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EXHIBIT 23.1

Consent of Independent Certified Public Accountants

The Board of Directors
Star Buffet, Inc.:

        We have issued our report dated March 31, 2003, accompanying the consolidated financial statements included in the Annual Report of Star Buffet, Inc. on Form 10-K for the year ended January 27, 2003. We hereby consent to the incorporation of said report in the Registration Statements of Star Buffet, Inc. on Forms S-8 (File No. 333-46939, effective February 26, 1998 and File No. 333-50767, effective April 23, 1998).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
March 31, 2003

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  EXHIBIT 23.1